As filed with the Securities and Exchange Commission on March 6, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Trinity Industries, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	75-0225040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
(214) 631-4420
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Michael G. Fortado, Esq.
Vice President and Secretary
2525 Stemmons Freeway
Dallas, Texas 75207-2401
(214) 631-4420
(Name, address, including zip code, and telephone number, including area code, of agent for service)
copies to:
W. Scott Wallace, Esq.
Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202
(214) 651-5000
      Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective, as determined by the applicable Registrant.
      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☑
      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	per Share(1)	Offering Price(1)	Fee

Common Stock (par value $1.00 per share)(2)	3,650,000 shares	$55.82	$203,743,000	$21,800.50

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on March 2, 2006.

(2)	Each share is accompanied by a preferred stock purchase right pursuant to a rights agreement between Trinity Industries, Inc. and American Stock Transfer & Trust Company, as rights agent.

PROSPECTUS
3,650,000 Shares
Trinity Industries, Inc.
Common Stock
       All of the shares of common stock in this offering are being sold by the selling stockholders. Trinity Industries, Inc. will not receive any of the proceeds from the sale of the shares in this offering.
      Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 4.
      The common stock is listed on the New York Stock Exchange under the symbol “TRN.” The last reported sale price of the common stock on March 2, 2006 was $55.30 per share.
      See “Risk Factors” on page 2 to read about certain matters that you should consider before buying shares of the common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or whether it is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2006.

i

ABOUT THIS PROSPECTUS
      You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein. The information contained in this prospectus, in any prospectus supplement, in any document incorporated by reference or any other offering material is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock. As used in this prospectus, unless otherwise required by the context, the terms “we,” “us,” “our,” the “Company” and “Trinity” refer to Trinity Industries, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. You should carefully read this entire prospectus and the documents incorporated by reference into this prospectus.
THE COMPANY
      We are a diversified industrial company providing a variety of products and services for the transportation, industrial, construction and energy sectors. We were incorporated in 1933 and have been publicly-traded since 1958.
      We serve our customers through five business groups:

•	Rail Group. Our Rail Group is the leading freight railcar manufacturer in North America and a freight railcar manufacturer in Europe. We provide a full complement of railcars used for transporting a wide variety of liquids, gases, and dry cargo.

•	Railcar Leasing and Management Services Group. Our Railcar Leasing and Management Services Group is a premier provider of leasing and management services. We lease both tank cars and freight cars. Our Railcar Leasing and Management Services Group is an important strategic resource that uniquely links our Rail Group with our customers and provides us with revenue and cash flow diversification.

•	Construction Products Group. Our Construction Products Group produces concrete and aggregates, and manufactures highway products, beams and girders used in highway bridge construction, and weld pipe fittings. We are a leader in the supply of ready mix concrete in several rural regions and cities located throughout Texas. We believe we are the largest highway guardrail manufacturer in the United States based on revenues and the only full line producer of highway guardrails, crash cushions and other protective barriers that absorb and dissipate the force of impact in collisions between vehicles and fixed roadside objects.

•	Inland Barge Group. We are a leading manufacturer of inland barges in the United States and the largest manufacturer of fiberglass barge covers, used primarily on grain barges. We manufacture a variety of dry cargo barges, such as deck barges, and open or covered hopper barges that transport various commodities, such as grain, coal, and aggregates. We also manufacture tank barges used to transport liquid products. Our manufacturing facilities are strategically located along the U.S. inland river system.

•	Energy Equipment Group. In the third quarter of 2005, due to an increase in structural and tower revenue, we restructured our Industrial Products Group to include our structural wind tower operations. As a result, the Industrial Products Group was renamed the Energy Equipment Group. We are a leading manufacturer of tank containers and tank heads for pressure vessels. We manufacture our tanks in the United States, Mexico, and Brazil. We market a portion of our products in Mexico under the brand name of TATSA®. We also manufacture fertilizer containers for bulk storage, farm storage and the application and distribution of anhydrous ammonia.
      We are a Delaware corporation. Our principal executive offices are located at 2525 N. Stemmons Freeway, Dallas, TX 75207-2401 and our telephone number at that address is (214) 631-4420. Our website is located at www.trin.net. The information on our website is not part of this prospectus.

RISK FACTORS
      Investing in our common stock involves risks. You should carefully consider the risks, uncertainties and assumptions discussed under the section “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2005, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other documents we file with the Securities and Exchange Commission, or the SEC, in the future, see “Where You Can Find More Information.” Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us.
ABOUT FORWARD-LOOKING STATEMENTS
      Some statements in this prospectus (or otherwise made by us or on our behalf from time to time in other reports, filings with the SEC, news releases, conferences, World Wide Web postings or otherwise) which are not historical facts, may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about our estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. We use the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Factors that could cause these differences include, but are not limited to:

•	market conditions and demand for our products;

•	the cyclical nature of both the railcar and barge industries;

•	variations in weather in areas where construction products are sold and used;

•	disruptions of manufacturing capacity due to weather related events;

•	the timing of introduction of new products;

•	the timing of customer orders;

•	price changes;

•	changes in mix of products sold;

•	the extent of utilization of manufacturing capacity;

•	availability and costs of component parts, supplies, and raw materials;

•	competition and other competitive factors;

•	changing technologies;

•	steel prices;

•	surcharges added to fixed pricing agreements for raw materials;

•	interest rates and capital costs;

•	long-term funding of our leasing warehouse facility;

•	taxes;

•	the stability of the governments and political and business conditions in certain foreign countries, particularly Mexico, Czech Republic, and Romania;

•	changes in import and export quotas and regulations;

•	business conditions in emerging economies;

•	results of litigation;

•	legal, regulatory, and environmental issues; and

•	other matters set forth under the heading “Risk Factors” in documents we incorporate by reference into this prospectus.
      Any forward-looking statement speaks only as of the date on which such statement is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
USE OF PROCEEDS
      All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholders and we will not receive any of the proceeds from such sale.
SELLING STOCKHOLDERS
      TIC I, LLC (formerly known as Thrall Investment Company, L.L.C.) and TIC II, LLC (formerly known as Thrall Investment Company II, L.L.C.) are selling all of the 3,650,000 shares of our common stock offered by this prospectus. The selling stockholders are affiliates of Duchossois Industries, Inc. In October 2001, we acquired Thrall Car Manufacturing Company from certain affiliates of Duchossois Industries by merger for cash and 7,150,000 shares of our common stock, 4,000,000 of which were registered and sold in December 2004 by TIC I, LLC. 3,150,000 of the shares of common stock offered hereby are part of the shares received in the merger and are offered hereby by TIC I, LLC. The remaining 500,000 shares of common stock are offered hereby by TIC II, LLC.
      As of March 1, 2006, TCMC, Inc. (formerly known as Thrall Car Management Company, Inc.), an affiliate of Duchossois Industries, owned in the aggregate 600,000 shares of our common stock, and Craig J. Duchossois, the chief executive officer of Duchossois Industries, who was appointed and serves currently as one of our directors pursuant to a stockholders agreement that we entered into in connection with the Thrall Car Manufacturing Company merger, owns 15,150 shares of our common stock and 2,000 restricted stock units that may be converted into common stock if Mr. Duchossois ceases to serve as one of our directors.
      Mr. Duchossois is an operating board member and executive officer of each of the selling stockholders, and a director and executive officer of TCMC, and has the ability to vote a majority of the voting interests in each of the selling stockholders and TCMC.
      We are registering the offer and sale of 3,150,000 of the shares offered by this prospectus because TIC I, LLC has exercised one of its registration rights under the registration rights agreement entered into at the time of the merger. In connection therewith, we have agreed to register the additional shares owned by TIC II, LLC.

      The following table sets forth the number of shares of our common stock the selling stockholders will beneficially own immediately before and after this offering, in each case together with the percentage of the total voting power of our capital stock represented by such shares (based on the 49,490,350 shares outstanding as of January 31, 2006). The information included in the table as to the selling stockholders has been furnished to us by or on behalf of the selling stockholders for inclusion in this prospectus. The information is based upon the assumption that the selling stockholders do not sell any shares of our common stock shown in the table as owned other than the shares of common stock to be sold under this prospectus.

				Beneficial
				Ownership
	Beneficial Ownership			After Completion
	Prior to the Offering			of the Offering
			Shares to
Name of Beneficial Owner	Shares	Percent	be Sold	Shares	Percent

TIC I, LLC(1)	3,150,000	6.4%	3,150,000	0	0%
TIC II, LLC(1)	500,000	1.0%	500,000	0	0%

(1)	TIC I, LLC, TIC II, LLC, TCMC, Inc. and Mr. Craig J. Duchossois are affiliates of each other. As such they may be deemed to be beneficial owners of the shares. The principal business address for these entities and persons is 845 Larch Avenue, Elmhurst, Illinois 60126. Before and after this offering, TCMC, Inc. will own 600,000 shares of our common stock. These shares are not part of this offering.
PLAN OF DISTRIBUTION
      We are registering 3,650,000 shares of our common stock for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above. The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the New York Stock Exchange, in the over-the-counter market, or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.
      The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the New York Stock Exchange or any other exchange or market.
      The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers, or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
      We and the selling stockholders have agreed to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, we have agreed to pay the costs, expenses, and fees of registering the shares of common stock offered by TIC I, LLC. We have also agreed to pay the costs, expenses and fees of registering the shares of common stock offered by TIC II, LLC. However, the selling stockholders will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.
      Upon our notification by the selling stockholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.
      The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.
VALIDITY OF COMMON STOCK
      The validity of the shares of common stock offered by this prospectus will be passed upon by Haynes and Boone, LLP, our legal counsel.

EXPERTS
      Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an internet site http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers (including us) that file documents with the SEC electronically. Our SEC filings may be obtained from that website. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. You may also read and copy any document we file with the SEC at the following SEC public reference facility:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
      You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, by e-mailing the Public Reference Room of the SEC at publicinfo@sec.gov, or by facsimile at (202) 777-1027.
      The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2005;

•	Our Current Reports on Form 8-K filed on January 19, 2006, February 9, 2006, February 15, 2006, and March 2, 2006 (in all cases, to the extent these items were “filed” with the SEC and not “furnished”);

•	The description of our common stock contained in our Current Report on Form 8-K dated November 30, 2004; and

•	The description of our rights to purchase Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on April 2, 1999, as amended by filings on August 22, 2001, October 31, 2001, and May 19, 2005, including any amendments or reports filed subsequent to the date hereof for the purpose of updating that description.
      Any person, including any beneficial owner, may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
Attention: Michael G. Fortado
Telephone number: 214-631-4420

3,650,000 Shares
Trinity Industries, Inc.
Common Stock

PROSPECTUS

March 6, 2006

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

SEC Registration Fee	$21,800
Printing	30,000	*
Accounting Fees and Expenses	100,000	*
Legal Fees and Expenses	100,000	*
Miscellaneous	50,000	*

Total	$301,800	*

*	Estimated.

ITEM 15.	Indemnification of Directors and Officers.
      (a) Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
      Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.
      Further, Section 145(c) of the DGCL provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
      Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. Our Bylaws contain provisions regarding the indemnification of our directors and officers. Article VI of our Bylaws provides for the indemnification of our officers and directors to substantially the same extent permitted by the DGCL.
      The indemnification described above (unless ordered by a court) shall be paid by us unless a determination is made that indemnification of the director, officer, employee or agent is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth above. This determination must be made:

•	by our board of directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding;

•	if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

•	by Trinity’s stockholders.
      Article VI of our Bylaws provides that costs, charges and expenses (including attorneys’ fees) incurred by a person seeking indemnification under Article VI of our Bylaws in defending a Proceeding shall be paid by us in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by us. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as our board of directors deems appropriate. Our board of directors may, upon approval of such director, officer, employee or agent of Trinity, authorize Trinity’s counsel to represent such person in any Proceeding, whether or not Trinity is a party to such Proceeding.
      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any:

•	breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	transactions from which the director derived an improper personal benefit.
      The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director’s fiduciary duty of care.
      Our certificate of incorporation contains a provision eliminating the personal liability of a director from breaches of fiduciary duty, subject to the exceptions described above.
      (b) We have entered into indemnity agreements with our directors and officers that establish contract rights to indemnification substantially similar to the rights to indemnification provided for in our Bylaws.

ITEM 16.	Exhibits.
      (a) Exhibits
      Unless denoted by a * or a +, all items are incorporated by reference to other documents previously filed with the Securities and Exchange Commission as set forth at the end of this table.

Exhibit
Number			Description

+1	.1	—	Form of Underwriting Agreement
4.1		—	Certificate of Incorporation of Trinity Industries, Inc., as amended (incorporated by reference to Exhibit 3.1 to Trinity Industries, Inc.’s Annual Report on Form 10-K filed on March 20, 2002)
4.2		—	By-Laws of Trinity Industries, Inc. (incorporated by reference to Exhibit 3.2 to Trinity Industries, Inc.’s Annual Report on Form 10-K filed on March 20, 2002)

Exhibit
Number			Description

4.3		—	Specimen Common Stock Certificate of Trinity Industries, Inc. (incorporated by reference to Exhibit 4.1 to Trinity Industries, Inc.’s Registration Statement (Registration No. 333-117526) on Form S-4 filed on July 21, 2004)
4.4		—	Rights Agreement dated March 11, 1999 (incorporated by reference to Exhibit 99.1 to Trinity Industries, Inc.’s Form 8-A filed on April 2, 1999)
4	.4.1	—	Amendment No. 1 to the Rights Agreement dated as of August 12, 2001, amending the Rights Agreement dated as of March 11, 1999 by and between Trinity Industries, Inc. and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 2 to Trinity Industries, Inc.’s Form 8-A/A filed on August 22, 2001)
4	.4.2	—	Amendment No. 2 to the Rights Agreement dated as of October 26, 2001, amending the Rights Agreement dated as of March 11, 1999 by and between Trinity Industries, Inc. and The Bank of New York, as Rights Agent, as amended by Amendment No. 1 to the Rights Agreement, dated August 13, 2001 (incorporated by reference to Exhibit 4 to Trinity Industries, Inc.’s Form 8-A/A filed on October 31, 2001)
4	.4.3	—	Amendment No. 3 to Rights Agreement, dated August 28, 2003 between Trinity Industries, Inc. and Wachovia Bank, National Association (incorporated by reference to Exhibit 4 to Trinity Industries, Inc.’s Form 8-A/A filed on May 19, 2005)
4	.4.4	—	Amendment No. 4 to Rights Agreement, dated May 19, 2005 between Trinity Industries, Inc. and Wachovia Bank, National Association (incorporated by reference to Exhibit 5 to Trinity Industries, Inc.’s Form 8-A/A filed on May 19, 2005)
4.5		—	Registration Rights Agreement dated as of October 26, 2001 by and between Trinity Industries, Inc. and Thrall Car Management Company, Inc. (incorporated by reference to Exhibit 4.3 to Trinity Industries, Inc.’s Registration Statement (Registration No. 333-117526) on Form S-4 filed on July 21, 2004)
*5	.1	—	Opinion of Haynes and Boone, LLP
*23	.1	—	Consent of Ernst & Young LLP
*23	.2	—	Consent of Haynes and Boone, LLP (included in its legal opinion filed as Exhibit 5.1)
*24	.1	—	Power of Attorney of the Officers and Directors of Trinity Industries, Inc. (included on the signature page)

*	filed herewith

+	to be filed by an amendment or as an exhibit to a document to be incorporated herein

ITEM 17.	Undertakings
      The undersigned registrant hereby undertakes:
      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
      Provided, however, That:

Paragraphs (1)(i), (1)(ii), and (1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.
      (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      (6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on the 6th day of March, 2006.

TRINITY INDUSTRIES, INC.

By:	/s/ Timothy R. Wallace

Timothy R. Wallace
Chairman, President and
Chief Executive Officer
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Timothy R. Wallace, William A. McWhirter II and S. Theis Rice his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute, and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-3 under the Securities Act of 1933, as amended, including any amendment or amendments relating thereto (and, in addition, any post effective amendments), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.
      Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the 6th day of March, 2006.

Signature	Title

/s/ Timothy R. Wallace Timothy R. Wallace	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ William A. McWhirter II William A. McWhirter II	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Charles Michel Charles Michel	Vice President and Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Rhys J. Best Rhys J. Best	Director

Signature	Title

/s/ David W. Biegler David W. Biegler	Director

/s/ Craig J. Duchossois Craig J. Duchossois	Director

/s/ Ronald J. Gafford Ronald J. Gafford	Director

/s/ Barry J. Galt Barry J. Galt	Director

/s/ Clifford J. Grum Clifford J. Grum	Director

/s/ Ron W. Haddock Ron W. Haddock	Director

/s/ Jess T. Hay Jess T. Hay	Director

/s/ Diana S. Natalicio Diana S. Natalicio	Director

INDEX TO EXHIBITS

Exhibit
Number			Description

+1	.1	—	Form of Underwriting Agreement
4.1		—	Certificate of Incorporation of Trinity Industries, Inc., as amended (incorporated by reference to Exhibit 3.1 to Trinity Industries, Inc.’s Annual Report on Form 10-K filed on March 20, 2002)
4.2		—	By-Laws of Trinity Industries, Inc. (incorporated by reference to Exhibit 3.2 to Trinity Industries, Inc.’s Annual Report on Form 10-K filed on March 20, 2002)
4.3		—	Specimen Common Stock Certificate of Trinity Industries, Inc. (incorporated by reference to Exhibit 4.1 to Trinity Industries, Inc.’s Registration Statement (Registration No. 333-117526) on Form S-4 filed on July 21, 2004)
4.4		—	Rights Agreement dated March 11, 1999 (incorporated by reference to Exhibit 99.1 to Trinity Industries, Inc.’s Form 8-A filed on April 2, 1999)
4	.4.1	—	Amendment No. 1 to the Rights Agreement dated as of August 12, 2001, amending the Rights Agreement dated as of March 11, 1999 by and between Trinity Industries, Inc. and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 2 to Trinity Industries, Inc.’s Form 8-A/A filed on August 22, 2001)
4	.4.2	—	Amendment No. 2 to the Rights Agreement dated as of October 26, 2001, amending the Rights Agreement dated as of March 11, 1999 by and between Trinity Industries, Inc. and The Bank of New York, as Rights Agent, as amended by Amendment No. 1 to the Rights Agreement, dated August 13, 2001 (incorporated by reference to Exhibit 4 to Trinity Industries, Inc.’s Form 8-A/A filed on October 31, 2001)
4	.4.3	—	Amendment No. 3 to Rights Agreement, dated August 28, 2003 between Trinity Industries, Inc. and Wachovia Bank, National Association (incorporated by reference to Exhibit 4 to Trinity Industries, Inc.’s Form 8-A/ A filed on May 19, 2005)
4	.4.4	—	Amendment No. 4 to Rights Agreement, dated May 19, 2005 between Trinity Industries, Inc. and Wachovia Bank, National Association (incorporated by reference to Exhibit 5 to Trinity Industries, Inc.’s Form 8-A/ A filed on May 19, 2005)
4.5		—	Registration Rights Agreement dated as of October 26, 2001 by and between Trinity Industries, Inc. and Thrall Car Management Company, Inc. (incorporated by reference to Exhibit 4.3 to Trinity Industries, Inc.’s Registration Statement (Registration No. 333-117526) on Form S-4 filed on July 21, 2004)
*5	.1	—	Opinion of Haynes and Boone, LLP
*23	.1	—	Consent of Ernst & Young LLP
*23	.2	—	Consent of Haynes and Boone, LLP (included in its legal opinion filed as Exhibit 5.1)
*24	.1	—	Power of Attorney of the Officers and Directors of Trinity Industries, Inc. (included on the signature page)

*	filed herewith

+	to be filed by an amendment or as an exhibit to a document to be incorporated herein